Exhibit 10.16
TECHTEAM GLOBAL, INC.
ANNUAL INCENTIVE PLAN
Amended Effective September 24, 2008
Purpose
The Annual Incentive Plan (“Plan”) has been established to provide opportunities for eligible employees to receive annual incentive compensation as a reward for high levels of Company and individual performance that exceeds the ordinary standards compensated through Base Salary.
Participants
Participation in the Plan is limited to the officers of the Company who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (“Executive Officers”), and employees of the Company who are designated by the Company’s Chief Executive Officer (“CEO”) as eligible for participation in the Plan (all together “Participants”). Participants may be added to the Plan during the Measurement Period. For Participants who begin employment during a Measurement Period, any Bonus Payment shall be paid pro rata, based on the length of the individual’s employment during the Measurement Period.
Bonus Pool; Reserve for Plan Liabilities
The Payout is limited to 30% of the Adjusted Net Income of the Company for the Measurement Period (the “Bonus Pool”). If the Bonus Pool is insufficient to fund the Payout for any Measurement Period, the Bonus Payment for each Participant shall be multiplied by a percentage, (a) the numerator of which shall be the Bonus Pool, and (b) the denominator of which shall be the Payout. The Company’s Chief Financial Officer (“CFO”) shall review quarterly the status of the Plan and record any liabilities and reserves for the Plan necessary in the Company’s interim financial statements.
Bonus Targets
A Participant’s potential bonus is based upon the Participant’s responsibilities within the Company. Accordingly, prior to the commencement of the Measurement Period, the Administrator, for Executive Officers, and the Company’s Chief Executive Officer (“CEO”), for all other Participants, shall designate a Participant’s Bonus Target Percentage and Bonus Group. The tables below set forth the Bonus Target Percentage and the Bonus Group for determining each Participant’s Bonus Payment.
Table 1. Bonus Target Percentage

Bonus Target
Level	Percentage
Level 1	50% and above
Level 2	40% up to 50%
Level 3	30% up to 40%
Level 4	15% up to 30%

Table 2. Bonus Group

	Business Unit	Company		Personal
	Adjusted Net	Adjusted Net	Personal	Performance
Bonus Group	Income	Income	Performance	Modifier
Global		80%	20%	1.0 to 1.5
Business Unit	40%	40%	20%	1.0 to 1.5
Setting Performance Target
Prior to the commencement of the Measurement Period, the Company’s Board of Directors shall set the Adjusted Net Income Targets. The Board of Directors may make reasonable and proportionate adjustments to the Adjusted Net Income Targets for any Measurement Period for Extraordinary Events. Any such adjustment shall be made within thirty (30) days after the occurrence of an Extraordinary Event. The Administrator shall have the authority to modify business unit Adjusted Net Income Targets for legitimate business purposes, as long as the Board approved Company Adjusted Net Income Target is not affected.
Personal Performance
The Participant and his/her manager shall establish Personal Performance goals appropriate for the Participant’s job function in light of the Business Plan prior to the commencement of the Measurement Period. A Participant’s Personal Achievement shall be measured by the individual’s direct supervisor, who shall recommend a Personal Performance Modifier. The CEO shall modify or approve the Personal Performance Modifier and report it to the Administrator. The CEO shall (a) report to the Administrator the Personal Achievement and (b) recommend a Personal Performance Modifier for all other Executive Officers, which shall be amended or approved by the Administrator. The Chief Executive Officer’s Personal Performance Goals shall be set and Personal Achievement determined (including consideration of any Personal Performance Modifier) by the Board of Directors based upon the advice of the Administrator.
Calculation of Bonus
The Company must achieve at least 75% of its Adjusted Net Income Target before any Payout is required under the Plan. The Bonus Payment for any Measurement Period shall be calculated for each Participant as follows:
1.	For Participants in the Global Bonus Group, a Participant’s:
a.	Target Bonus multiplied by (i) .80, and (ii) the Company’s Achievement Level for the Measurement Period; plus

b.	Target Bonus multiplied by (i) .20, (ii) such Participant’s Personal Achievement and (iii) the Personal Performance Modifier.
2.	For Participants in a Business Unit Bonus Group, a Participant’s:
a.	Target Bonus multiplied by (i) .40, and (ii) the Company’s Achievement Level for the Measurement Period; plus

b.	Target Bonus multiplied by multiplied by (i) .40, and (ii) the Business Unit’s Achievement Level for the Measurement Period; plus

c.	Target Bonus multiplied by (i) .20, (ii) such Participant’s Personal Achievement, and (iii) the Personal Performance Modifier.

Process for Determination of Bonus
The CFO shall be responsible for determining and reporting to the Administrator whether the Company has achieved at least 75% of its Adjusted Net Income Target, and, if so, the Achievement Level for the Company as a whole and for each Business Unit. As soon as practical after the close of the Measurement Period, the Administrator shall review and certify in writing, whether, and to what extent, the Adjusted Net Income Targets for the Measurement Period have been achieved. The CEO and CFO shall together recommend to the Administrator the Bonus Payments for all Participants in accordance with the Plan. If the Adjusted Net Income Targets have been achieved, the Administrator shall certify in writing the amount of the Bonus Payment earned by each Participant.
The Administrator reserves the right to make Bonus Payments to any Participant, upon recommendation of the CEO, outside of the guidelines of this Plan.
Termination of Employment, Entitlement and Funding
Except for death, Total Disability, or Retirement, no Bonus Payment is required to be made to any individual who is not a Participant on the last day of the Measurement Period and employed with the Company when the Bonus Payments are made. In the event of death, Total Disability, or Retirement of a Participant during the Measurement Period, the Bonus Payment shall be paid to the individual’s beneficiary and shall be based on the pro-rata length of the individual’s employment during the Measurement Period and paid at the time of all other Bonus Payments.
Nothing in this Plan will require the Company to purchase assets or place assets in trust or other entity to which contributions are made or otherwise segregate assets for the purpose of satisfying obligations under the Plan. Participants will have no rights under the Plan other than as unsecured general creditors.
Nothing in this Plan will be construed as creating any contract of employment, conferring upon any Employee any right to continue in the employ or service of the Company, limit the right of the Company to change the Employee’s compensation or other benefits, or to terminate employment or other service of such person with or without cause.
Payment Terms; Right to Amend or Terminate
Bonus Payments shall be made in cash, subject to all required federal and local tax withholdings, no later than the March 15 immediately following each Measurement Period. The Administrator reserves the right to amend or terminate this Plan in any respect for (but not during) any Measurement Period.
Definitions
“Achievement Level” means the percentage of the Adjusted Net Income Target achieved by the Company or any Business Unit during the Measurement Period.
“Adjusted Net Income” is the net income of the Company for the Measurement Period as reported in the Company’s Annual Report on Form 10-K, excluding the recognition of the expense and the associated tax benefit of the Bonus Pool and net interest income or expense and the associated tax liability or benefit resulting from that net interest income or expense.
“Adjusted Net Income Target” means the Adjusted Net Income to be achieved by the Company and/or each Business Unit for any Measurement Period, as set by the Company’s Board of Directors, based upon the financial plan approved by the Board of Directors for the Measurement Period.

“Administrator” means the Compensation Committee of the Board of Directors of the Company, which shall be responsible for the administration and maintenance of the Plan.
“Base Salary” means the salary of the Participant during any Measurement Period. If the Base Salary for any Participant changes during any Measurement Period the Bonus Payment for that Participant shall be calculated based upon the Participant’s Base Salary at the end of the Measurement Period.
“Bonus Payment” means the annual incentive compensation determined under this Plan for any Measurement Period.
“Bonus Pool” shall be 30% of the Company’s Adjusted Net Income for any Measurement Period.
“Bonus Target Percentage” shall mean a percentage of the Participant’s Base Salary.
“Business Plan” means the financial and operational goals of the Company for the Measurement Period as adopted by the Board of Directors of the Company and approved by the Administrator before commencement of the Measurement Period.
“Company” shall be defined TechTeam Global, Inc., a Delaware corporation, and any of its subsidiaries, sub-subsidiaries, or successors thereto.
“Extraordinary Events” means, as recommended by CEO and approved by the Board of Directors, any of the following: (1) mergers, acquisitions, divestitures and corporate reorganizations; (2) any extraordinary gains or losses, including gains and losses resulting from accounting changes, and (3) any extraordinary and/or nonrecurring items or charges.
“Measurement Period” shall be defined as the Company’s fiscal year.
“Participation Level” is defined as the level of participation designated by the CEO for the Participant which, in conjunction with Table 1, determines the Participant’s Bonus Target.
“Payout” means the amount of money required to pay all Participants based on target achievement for any Measurement Period.
“Personal Achievement” means the percentage by which a Participant has achieved his or her Personal Performance Goals during any Measurement Period, as determined by the CEO, or by the Administrator as appropriate.
“Personal Performance Goals” means goals appropriate for the Employee’s job function in light of the Business Plan, as established by the Employee and his/her manager, or by the Administrator in the case of Executive Officers.
“Retirement” means a termination from employment with the Company after reaching the age of sixty-five (65).
“Target Bonus” means the Participant’s Base Salary multiplied by the Participant’s Bonus Target Percentage.
“Total Disability” means a Participant’s becoming physically or mentally disabled such that the Participant, in the good faith judgment of a medical doctor retained by the Company and reasonably acceptable to Participant, is unable perform their employment duties for a period of 90 consecutive days or for 90 days during any six month period.